POWER OF ATTORNEY FOR SEC FORMS 3, 4, AND 5

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Robert J. McCard, Thomas E. Blake, Irene A. Jessop and Leena Mathew signing singly, to be the undersigned's true and lawful attorney-in-fact, for him/her, and in his/her name, place and stead, as an officer and/or director of Rogers Corporation (the "Company") to execute, deliver and file Forms 3, 4, and 5 (including amendments thereto)
with respect to securities of the Company, required to be filed with the
Securities and Exchange Commission, national securities exchanges and the
Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and
the rules and regulations thereunder, granting to each such attorney-in-fact full power and authority to perform all acts necessary or appropriate, in the opinion of such attorney-in-fact, for the completion of such purposes
(including: (i) completing and filing an Application for EDGAR Access and (ii)
seeking or obtaining, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information).

The undersigned agrees that each attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, delivering or filing Forms 3, 4, and 5 (including amendments thereto).  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor is the
Company assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.  This Power of Attorney may be filed with the
Securities and Exchange Commission and other entities as a confirming statement of the authority granted herein.

WITNESS THE EXECUTION HEREOF this 2nd day of September, 2013.

/S/ John C. Quinn
______________________________
John C. Quinn

John C. Quinn
______________________________
Printed Name